                                                               EXHIBIT 3.1

                              State of Delaware
                       Office of the Secretary of State

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "ZIFF DAVIS MEDIA INC." AS RECEIVED AND FILED IN THIS OFFICE.

     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

     CERTIFICATE OF INCORPORATION, FILED THE TWENTY-FOURTH DAY OF NOVEMBER, A.D. 1999, AT 9 O'CLOCK A.M.

     CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "WS-ZD ACQUISITION, INC." TO "ZIFF DAVIS MEDIA INC.", FILED THE TWENTY-SECOND DAY OF MARCH, A.D. 2000, AT 9 O'CLOCK A.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

     [SEAL]
                                   /s/ Edward J. Freel
                                   -------------------
                                   Edward J. Freel,
                                   Secretary of State

3131622 8100H                           AUTHENTICATION:         0559931

001358109                                         DATE:        07-14-00

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 11/24/1999
                                                             991503582 - 3131622



                         CERTIFICATE OF INCORPORATION

                                      OF

                            WS-ZD ACQUISITION, INC.

                                  ARTICLE ONE

            The name of the corporation is WS-ZD Acquisition, Inc.

                                  ARTICLE TWO

          The address of the corporation's registered office in the State of Delaware is 9 East Loockerman Street, in the City of Dover, County of Kent, 19901. The name of its registered agent at such address is National Registered Agents, Inc.

                                 ARTICLE THREE

          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                 ARTICLE FOUR

          The total number of shares of stock which the corporation has authority to issue is one thousand (1,000) shares of Common Stock, par value one cent ($0.01) per share.
                                 ARTICLE FIVE

          The name and mailing address of the sole incorporator are as follows:

            NAME                        MAILING ADDRESS
            ----                        ---------------
            Thaddine G. Gomez           200 East Randolph Drive
                                        Suite 5700
                                        Chicago, Illinois 60601

                                  ARTICLE SIX

          The corporation is to have perpetual existence.

                                 ARTICLE SEVEN

          In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

                                 ARTICLE EIGHT

          Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

                                 ARTICLE NINE

          To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE NINE shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                  ARTICLE TEN

          The corporation expressly elects not to be governed by (S)203 of the General Corporation Law of the State of Delaware.

                                ARTICLE ELEVEN

          The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

          I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand on the 24th day of November, 1999.

                              /s/ Thaddine G. Gomez
                              ---------------------
                              Thaddine G. Gomez
                              Sole Incorporator

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 03/22/2000
                                                             001144278 - 3131622


                           CERTIFICATE OF AMENDMENT
                                    TO THE
                         CERTIFICATE OF INCORPORATION
                           BEFORE PAYMENT OF CAPITAL
                                      OF
                            WS-ZD ACQUISITION, INC.

                                  *  * * * *
     Adopted in accordance with the provisions of (S)241(b) of the General
                   Corporation Law of the State of Delaware
                                  *  * * * *

          Daniel H. Blumenthal, being the Vice President of WS-ZD Acquisition, Inc., a corporation duly organized and existing under and by virtue of the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

          FIRST: The Board of Directors of the Corporation adopted the resolution set forth below proposing an amendment to the Certificate of Incorporation of the Corporation (the "Amendment"):

               "RESOLVED, that the Certificate of incorporation of the Corporation be, and hereby is, amended in accordance with (S)241(b) of the General Corporation Law of the State of Delaware by deleting ARTICLE ONE thereof in its entirety and substituting therefor ARTICLE ONE as follows:

                           "ARTICLE ONE

          The name of the corporation is Ziff Davis Media Inc."

          SECOND: The Corporation has not received payment for any of its stock

          THIRD: The Amendment was duly adopted in accordance with (S)241(b) of the General Corporation Law of the State of Delaware by the Board of Directors of the Corporation.

          IN WITNESS WHEREOF,the undersigned does hereby certify under penalties of perjury that this Certificate of Amendment to the Certificate of Incorporation Before Payment of Capital is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set his hand this 22nd day of March, 2000.

                              WS-ZD Acquisition, Inc.,
                              a Delaware corporation

                              By:  /s/ Daniel H. Blumenthal
                                   ------------------------
                                   Daniel H. Blumenthal
                                   Vice President